VirtualScopics Reports First Quarter 2013 Results

Awards and Bookings Advance 40% over Year to Date 2012

ROCHESTER, N.Y., May 15, 2013 /PRNewswire/ -- VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today announced revenues of $2,532,587 for the quarter ended March 31, 2013 compared to $3,702,159 for the quarter ended March 31, 2012. Net loss for the three months ended March 31, 2013 was $1,112,948 compared to a net loss of $613,544 for the three months ended March 31, 2012.

Other first quarter ended March 31, 2013 results were:

  Gross margin of 31% compared to 38% in the first quarter of 2012.
  Operating loss of $1,117,456 compared to an operating loss of $218,780 in the first quarter of 2012. Excluding investments made in personalized medicine, operating loss of $772,898 in the first quarter of 2013.
  Adjusted EBITDA of ($880,356) compared to $82,106 for the first quarter of 2012. Excluding investments made in personalized medicine, Adjusted EBITDA of ($535,798) in the first quarter of 2013.

Jeff Markin, president and chief executive officer of VirtualScopics stated, "While our revenues continue to suffer due to our low new project bookings in 2012 we are encouraged with our sales performance this year." He added, "Included in year to date project awards is the analysis of a significant Phase III study that will occur primarily in the second quarter. This project, along with others awarded to date, demonstrates a greater than 40% increase in awards and bookings over the same period in 2012." He continued, "While our softness in 2012 bookings will continue to impact near term revenue we are optimistic that the measures we put in place last year are now showing increased sales activity." He further stated, "Another example of our improving sales efforts is seen in the number of individual project awards in the first quarter of 2013 which has doubled versus those won during the same period of 2012. Additionally, over the last two quarters we were awarded more projects during a two-quarter period than at any time over the past two years." He concluded, "We believe this sales momentum will continue as the year progresses."

"In light of the continued softness in our top line, we remain diligent in monitoring our costs," stated Molly Henderson, chief business and financial officer of VirtualScopics. She added, "Although the analysis of the Phase III study is occurring later than we anticipated, we are confident in our ability to meet the condensed timeline and that we will see a positive impact to second quarter results." She continued, "In addition to the increase in the number of project awards in 2013 we are encouraged by the nature of the new business we have experienced." She further added, "Of note, seven of our year to date 2013 project awards came from new customers. This number exceeds the amount of new customers we secured in all of 2012." She stated, "Incoming requests for proposal (RFPs) remain strong as we received a greater number during the first quarter of 2013 than any previous first quarter in the company's history, which gives us confidence on the health of the industry and the interest in our services." She concluded, "While we are optimistic in our ability to translate these RFPs into awarded projects, we believe it's critical for us to ensure our cost structure is in line with our opportunities in order to minimize the amount of cash consumed during these times of fluctuating revenue."

Jeff Markin and Molly Henderson will provide a business update and discuss these results during the conference call today at 11:00 a.m. ET. Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to Generally Accepted Accounting Principles ("GAAP") regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense and the loss/gain on derivative liabilities (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company's method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of Accounting Standards Codification ("ASC") 815-40 and the non-cash variable nature of stock-based compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics' industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company's investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company's dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACTS:
Investor Relations:	Company Contact:
Tim Ryan	Molly Henderson
The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
80 Eighth Ave, Ste 1107	500 Linden Oaks
New York, NY 10011	Rochester, New York 14625
+1 212 242 7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2013	2012

Revenues	$ 2,282,831	$ 3,293,659
Reimbursement revenues	249,756	408,500
Total revenues	2,532,587	3,702,159

Cost of revenues	1,497,539	1,882,745
Cost of reimbursement revenues	249,756	408,500
Total cost of services	1,747,295	2,291,245
Gross profit	785,292	1,410,914

Operating expenses
Research and development	433,846	356,326
Sales and marketing	354,609	331,072
General and administrative	890,035	654,741
Stock-based compensation expense	127,945	175,936
Depreciation and amortization	96,313	111,619
Total operating expenses	1,902,748	1,629,694
Operating loss	(1,117,456)	(218,780)

Other income (expense)
Interest income	1,010	416
Other expense	(1,372)	(268)
Unrealized gain (loss) on change in fair value of derivative liabilities	4,870	(394,912)
Total other income (expense)	4,508	(394,764)
Net loss	(1,112,948)	(613,544)

Preferred stock dividends	42,000	12,000
Net loss available to common stockholders	$ (1,154,948)	$ (625,544)

Basic and diluted net loss per common share	$ (0.04)	$ (0.02)

Weighted average number of common shares outstanding
basic and diluted	29,799,523	29,370,687

*	Cost of revenues includes non-cash stock-based compensation expense of $12,842 and $13,331 for the three months ended March 31, 2013 and 2012, respectively.

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2013	2012
Assets	(unaudited)

Current assets
Cash	$ 7,265,060	$ 8,523,807
Accounts receivable, net	2,168,984	1,762,507
Prepaid expenses and other current assets	460,116	437,698
Total current assets	9,894,160	10,724,012
Patents, net	1,428,511	1,470,436
Property and equipment, net	360,416	399,569
Other assets	-	5,428
Total assets	$ 11,683,087	$ 12,599,445

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$ 991,762	$ 856,702
Accrued payroll	431,484	481,661
Unearned revenue	248,299	272,509
Dividends payable	167,333	125,333
Derivative liabilities	11,080	15,950
Total current liabilities	1,849,958	1,752,155

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series C-1; 3,000 shares authorized; issued and outstanding, 3,000 at March 31, 2013 and December 31, 2012; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 at March 31, 2013 and December 31, 2012; liquidation preference $1,000 per share	1	1
Series A 8,400 shares authorized; issued and outstanding, 2,190 at March 31, 2013 and December 31, 2012; liquidation preference $1,000 per share	2	2
Series C-2 3,000 shares authorized; none issued and outstanding, at March 31, 2013 and December 31, 2012; liquidation preference $1,000 per share	-	-
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued 29,958,795 and 29,799,523 shares at March 31, 2013 and December 31, 2012, respectively; outstanding, 29,799,523 shares at March 31, 2013 and December 31, 2012, respectively	29,800	29,800
Additional paid-in capital	21,879,871	21,781,084
Accumulated deficit	(12,076,548)	(10,963,600)
Total stockholders' equity	9,833,129	10,847,290
Total liabilities and stockholders' equity	$ 11,683,087	$ 12,599,445

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	March 31, 2013	March 31, 2012
	(unaudited)	(unaudited)

Net loss	$ (1,112,948)	$ (613,544)
Interest income and other expenses	362	(148)
Depreciation and amortization	96,313	111,619
Stock-based compensation expense	140,787	189,267
Unrealized (gain) loss on change in fair value of derivative liabilities	(4,870)	394,912
Adjusted EBITDA	$ (880,356)	$ 82,106
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$ (0.03)	$ 0.00